SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

March 19, 2010

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

(Exact Name of Registrant as Specified in Its Charter)

ANGUILLA, BRITISH WEST INDIES

(State or Other Jurisdiction of Incorporation)

 333-120120-01                                 98-0206369

         (Commission File Number)              (IRS Employer Identification No.)

HANSA BANK BUILDING, GROUND FLOOR, LANDSOME ROAD

   AI 2640, THE VALLEY, ANGUILLA, BRITISH WEST INDIES

(Address of Principal Executive Offices)

   (264) 461-2646

              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Explanatory Note:  We are filing this amendment to file an amended redaction of the Marketing Service Agreement with Coral Reef Marketing Inc., included with the original Current Report on Form 8-K, filed on March 30, 2012.

On March 19, 2010 Bingo.com, Ltd.'s wholly owned subsidiary Coral Reef Marketing Inc. ("us", "we", "our") entered into a marketing service agreement with Unibet International Limited ("Unibet") pursuant to which Unibet have agreed to provide a turnkey online gaming solution for our www.bingo.com website.  As consideration for providing a turnkey online gaming solution they will receive a share of the generated revenues.

The term of this agreement is was two years and it was automatically extended for an additional year, pursuant to the terms of the agreement.

Item 9.01	Financial Statements and Exhibits

10.1	Marketing Service Agreement with Coral Reef Marketing Inc., dated March 19, 2010*

* Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BINGO.COM, LTD.
/s/ J.M. Williams
J.M. Williams
President and Director
June 18, 2012